                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                             KEEBLER FOODS COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

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

                       [KEEBLER FOODS COMPANY LETTERHEAD]

                              KEEBLER FOODS COMPANY

                                 April 20, 2000


Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Keebler Foods Company to be held on Tuesday, May 23, 2000, at 9:00 a.m., Central Daylight Time, at Keebler Corporate Offices, 677 Larch Avenue, Elmhurst, Illinois 60126. The purpose of the meeting is to consider and vote upon proposals (i) to elect three directors, (ii) to approve the appointment of PricewaterhouseCoopers LLP as our independent auditors for fiscal 2000 and (iii) to transact such other business as may properly come before the meeting. Additional information with respect to these matters is set forth in the enclosed proxy statement.

         Whether or not you plan to attend the meeting and regardless of the number of shares you own, it is important that your shares be represented at the meeting. Therefore, after you read the enclosed proxy statement, please mark, date, sign, and return the enclosed proxy card in the envelope provided to ensure that your vote on the important matters to be considered at the meeting will be recorded.

         The Board of Directors appreciates your investment and your interest in Keebler. I look forward to your participation in the meeting.

                                                    Sincerely,

                                                    /s/ Robert P. Crozer

                                                    Robert P. Crozer
                                                    Chairman of the Board

                              KEEBLER FOODS COMPANY

                                677 LARCH AVENUE
                            ELMHURST, ILLINOIS 60126

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              TUESDAY, MAY 23, 2000
                        9:00 A.M., CENTRAL DAYLIGHT TIME

                            KEEBLER CORPORATE OFFICES
                                677 LARCH AVENUE
                            ELMHURST, ILLINOIS 60126

                               -------------------

                                                                  April 20, 2000

         The Annual Meeting of Stockholders of Keebler Foods Company, a Delaware corporation, will be held Tuesday, May 23, 2000, at 9:00 a.m., Central Daylight Time, at Keebler Corporate Offices, 677 Larch Avenue, Elmhurst, Illinois 60126. The purpose of the meeting is to:

         -   elect three directors;

         - approve the appointment of PricewaterhouseCoopers LLP as our independent auditors for fiscal 2000; and

         -   conduct any other business as may properly come before the meeting.

         Attendance and voting is limited to stockholders of record at the close of business on April 3, 2000. A list of stockholders entitled to vote at the meeting will be available for your review between the hours of 9:00 a.m. and 5:00 p.m. at our offices for ten days prior to the meeting and also at the meeting.

         Your vote is important. Whether you plan to attend or not, please sign and date the enclosed proxy card and return it in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so.

                                            By Order of the Board of Directors

                                            /s/ Thomas E. O'Neill

                                            Thomas E. O'Neill
                                            Senior Vice President, Secretary
                                            and General Counsel

                                TABLE OF CONTENTS

INTRODUCTION......................................................................................................1

ELECTION OF DIRECTORS - PROPOSAL NO. 1............................................................................3

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES...........................................................5
         Executive Committee......................................................................................5
         Audit Committee..........................................................................................5
         Compensation Committee...................................................................................5
         Nominating Committee.....................................................................................5
         Compensation of Directors................................................................................6
         Director's Equity Incentive Plan.........................................................................6

OWNERSHIP.........................................................................................................7
         Security Ownership of Certain Beneficial Owners and Management...........................................7

COMPENSATION COMMITTEE REPORT.....................................................................................9
         Introduction.............................................................................................9
         Executive Compensation Policy............................................................................9
         Base Salary..............................................................................................9
         Annual Incentives........................................................................................9
         Stock-Based Incentives...................................................................................9
         Chief Executive Officer Compensation....................................................................10
         Tax Treatment of Executive Compensation.................................................................10

EXECUTIVE COMPENSATION...........................................................................................11
         Summary Compensation Table..............................................................................11
         Option Grants and Exercises in Last Fiscal Year.........................................................12
         Pension Plan and Benefits...............................................................................12
         1996 Stock Option Plan..................................................................................13
         1998 Omnibus Stock Incentive Plan.......................................................................13
         Deferred Compensation Plan..............................................................................13
         2000 Keebler Incentive Program..........................................................................14
         Employment and Other Agreements.........................................................................14

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION......................................................15

PERFORMANCE GRAPH................................................................................................16

APPOINTMENT OF INDEPENDENT AUDITORS - PROPOSAL NO. 2.............................................................17

OTHER MATTERS....................................................................................................18
         Section 16(a) Beneficial Ownership Reporting Compliance.................................................18
         Certain Relationships and Related Transactions..........................................................18
         Stockholder Proposals for 2001 Annual Meeting of Stockholders...........................................18
         Stockholder List........................................................................................18
         Revocation of Proxy.....................................................................................18

                              KEEBLER FOODS COMPANY


                                677 LARCH AVENUE
                            ELMHURST, ILLINOIS 60126

                                -----------------

                                 PROXY STATEMENT

                                -----------------

                                  INTRODUCTION

Annual Meeting:     The Annual Meeting of Stockholders will be held at Keebler
                    Corporate Offices, 677 Larch Avenue, Elmhurst, Illinois
                    60126, on Tuesday, May 23, 2000, at 9:00 a.m. Central
                    Daylight Time.

Record Date:        If you were a stockholder at the close of business on April
                    3, 2000, then you may vote at the meeting.

Mailing Date:       We anticipate first mailing this proxy statement and the
                    enclosed proxy card on or about April 20, 2000.

Agenda:             The agenda for the meeting is:
                    -    to elect three directors;
                    - to approve the appointment of PricewaterhouseCoopers LLP as independent auditors for 2000; and
                    - to conduct any other business as may properly come before the meeting.

Proxy Solicitation: Our Board of Directors is soliciting this proxy. Certain of our officers and employees may also solicit proxies personally and by telephone. We are paying the cost of solicitation including the cost of mailing. We have requested that banks, brokers and other custodian nominees and fiduciaries supply, at our expense, proxy material to the beneficial owners of our common stock.

Voting of Proxies:  We will vote proxies that are properly dated, executed and returned in accordance with your instructions. If no specific instructions are given, your shares will be voted "FOR" the Board's nominees in item one and "FOR" the approval of PricewaterhouseCoopers LLP as independent auditors for 2000 in item two.

                    We do not intend to introduce any matters before the meeting other than those listed in the Notice of Annual Meeting and we do not know of any matter which anyone else intends to introduce at the meeting. If any other matters properly come before the meeting, however, the persons named in this proxy statement will be authorized to vote or otherwise act in accordance with their judgment.

Revoking Proxies:   You may revoke your proxy at any time before it is voted at the meeting:

                    - by delivering to Thomas E. O'Neill, Senior Vice President, Secretary and General Counsel, a signed, written revocation letter dated later than the proxy;
                    -    by submitting a proxy with a later date; or
                    - if you attend the meeting, requesting a ballot and voting in person (attending the meeting alone will not revoke your proxy).

Outstanding Shares: On the record date, 84,019,943 shares of our common stock were issued and outstanding.

Quorum: A quorum is established when a majority of shares entitled to vote is present at the meeting, either in person or by proxy. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum.

Voting: Each share of common stock that you hold as of the record date entitles you to one vote, without cumulation, on each matter to be voted upon at the meeting.

Required Vote:      Our directors are elected by a plurality of the votes cast by the stockholders. "Plurality" means that the three individuals who receive the largest number of the votes shall be elected as directors. In an uncontested election for directors, the plurality requirement is not a factor.

                    Approval of the appointment of our independent auditors requires the affirmative vote of the majority of shares present (in person or by proxy) at the meeting and entitled to vote. Any shares not voted with respect to the appointment of independent auditors will have no effect on the outcome of the vote.

Broker Votes:       Brokers who hold shares in street name have the authority to vote on certain routine matters on which they have not received instructions from beneficial owners. Brokers holding shares in street name who do not receive instructions from beneficial owners by the date specified in the statement accompanying this proxy material are entitled to vote on the election of directors and the appointment of the independent auditors.

Annual Report:      Our 1999 Annual Report is being mailed to you with this
                    proxy statement.

                              ELECTION OF DIRECTORS

                                (PROPOSAL NO. 1)

         Our Board consists of three classes. One class of directors is elected at each annual meeting of stockholders to serve a three year term. Directors elected at the 2000 Annual Meeting will hold office until their successors are elected at the 2003 Annual Meeting. Directors not up for election this year will continue in office for the remainder of their term.

         The Nominating Committee of the Board has nominated Franklin L. Burke,
C. Martin Wood, III and Jimmy M. Woodward to stand for election to our Board. Unless you give contrary instructions, the shares represented by the enclosed proxy will be voted "FOR" the election of all nominees.

         All nominees have consented to being named in this proxy statement and to serve if elected. However, if any nominee becomes unable to serve, proxy holders will have discretion and authority to vote for another nominee proposed by the Board. Alternatively, the Board may reduce the number of directors to be elected at the meeting.

                       NOMINEES FOR TERMS EXPIRING IN 2003

                                                 DIRECTOR
                NAME                  AGE         SINCE          POSITION
                ----                  ---         -----          --------
      Franklin L. Burke               59           1998          Director
      C. Martin Wood, III             56           1996          Director
      Jimmy M. Woodward               39           1998          Director

Franklin L. Burke:       Mr. Burke has been a Director of Keebler since February
                         1998. Mr. Burke has been a Director of Flowers
                         Industries, Inc. since 1994 and also serves as a Director of William Bird & Co. Previously, Mr. Burke was the Chairman and Chief Executive Officer of Bank
                         South, N.A. as well as a Director of Bank South
                         Corporation.

C. Martin Wood, III:     Mr. Wood has been a Director of Keebler since March
                         1996. Mr. Wood served as Senior Vice President and
                         Chief Financial Officer of Flowers from September 1978 until December 1999. Mr. Wood joined Flowers in 1970 as
                         Director of New Product Development. He was appointed
                         Director of Marketing Services of Flowers the following year, Director of Finance in 1973, and Vice
                         President-Finance in 1976. Mr. Wood has been a Director of Flowers since 1975.

Jimmy M. Woodward:       Mr. Woodward has been a Director of Keebler since
                         February 1998. Mr. Woodward has served as Vice
                         President and Chief Financial Officer of Flowers since
                         March 2000. Mr. Woodward served as Treasurer and Chief
                         Accounting Officer of Flowers from 1997 to 2000. Mr.
                         Woodward joined Flowers in 1985 as Tax Accounting
                         Manager and served as Assistant Treasurer of Flowers from 1990 to 1997. Mr. Woodward also serves as a Director of Integrity Incorporated.

                       YOUR BOARD RECOMMENDS A VOTE "FOR"
                          THE ELECTION OF EACH NOMINEE.

CONTINUING DIRECTORS

Robert P. Crozer:          Mr. Crozer has been Chairman of the Board of
                           Directors of Keebler since February 1998. Mr. Crozer has been a Director of Keebler since March 1996. Mr.
                           Crozer has served as Vice Chairman of the Board of Directors of Flowers since 1989. He joined Flowers in
                           1973 and has been a Director of Flowers since 1989.
                           Mr. Crozer has 26 years of experience in the snack and baking industries. Mr. Crozer's term as a Director expires in 2001.

Johnston C. Adams, Jr.:    Mr. Adams has been a Director of Keebler since
                           February 1998. Mr. Adams has been the Chairman of
                           AutoZone, Inc. since 1997 and was named President and Chief Executive Officer of AutoZone in 1996. He joined AutoZone in 1994 as Executive Vice President of Distribution and was appointed Chief Operating
                           Officer and elected as a Director of AutoZone in 1996. Mr. Adams' term as a Director expires in 2001.

G. Anthony Campbell:       Mr. Campbell has been a Director of Keebler since
                           February 1998. Mr. Campbell has served as a Director of Flowers since 1991 and is currently the General
                           Counsel and Secretary of Flowers. Mr. Campbell joined
                           Flowers in 1983. Mr. Campbell's term as a Director expires in 2001.

Melvin T. Stith, Ph.D.:    Dr. Stith has been a Director of Keebler since April
                           1999. Dr. Stith has been Dean of the College of Business at Florida State University since 1991. From
                           1985 to 1991, Dr. Stith served as Chairman of the Department of Marketing at Florida State University.
                           Dr. Stith has also served in various academic positions at Syracuse University, University of South
                           Florida and Florida A&M University. Dr. Stith also serves as a Director of Synovus Financial
                           Corporation, Correctional Services Corporation and
                           Rexall Sundown, Inc. Dr. Stith's term as a Director expires in 2001.

Sam K. Reed:               Mr. Reed has been the President, Chief Executive
                           Officer and a Director of Keebler since January 1996.
                           From January 1994 to January 1995 he served as Chief
                           Executive Officer of Specialty Foods Corporation's
                           $450 million Western Bakery Group division. Mr. Reed has 26 years of experience in the snack and baking industries. Mr. Reed also serves as a Director of Tractor Supply Company. Mr. Reed's term as a Director expires in 2002.

Amos R. McMullian:         Mr. McMullian has been a Director of Keebler since
                           March 1996. Mr. McMullian has served as Chief
                           Executive Officer of Flowers since April 1981 and
                           Chairman of the Board of Directors of Flowers since
                           January 1985. He served as Vice Chairman of the Board of Directors of Flowers from 1984 to 1985. In 1976, he was appointed President and Chief Operating
                           Officer of Flowers and was elected to the Board of Directors of Flowers. Mr. McMullian's term as a Director expires in 2002.

Wayne H. Pace:             Mr. Pace has been a Director of Keebler since
                           February 1998. Mr. Pace has been Executive Vice
                           President and Chief Financial and Administrative
                           Officer of Turner Broadcasting System, Inc. since
                           October 1996. Mr. Pace joined Turner as Vice
                           President and Chief Financial Officer. Mr. Pace is a
                           Director of Turner. Prior to joining Turner, Mr. Pace was a partner at Price Waterhouse where he was employed for over 20 years. Mr. Pace's term as a Director expires in 2002.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS
                                 AND COMMITTEES

         In 1999, our full Board met five times. In addition to our full Board meetings, our directors attend meetings of permanent committees established by our Board. The membership of the Executive, Audit, Compensation and Nominating Committees is determined by our Board. Each director participated in at least 75% of the total number of meetings of our Board and the committees on which he serves other than C. Martin Wood, III who attended approximately 60% of such meetings.

EXECUTIVE COMMITTEE

         The Executive Committee met once during 1999. Robert P. Crozer, G. Anthony Campbell, Amos R. McMullian and Sam K. Reed are members of the Executive Committee, with Mr. Crozer serving as Chairman. The Executive Committee may exercise certain powers of our Board in the general supervision and control of our business and affairs when the Board is not in session.

AUDIT COMMITTEE

         The Audit Committee held six meetings during 1999. Wayne H. Pace, Johnston C. Adams, Jr. and Dr. Melvin T. Stith are members of the Audit Committee, with Mr. Pace serving as Chairman. The primary responsibilities of the Audit Committee are:

         -     to participate with management in selecting and recommending to our Board independent auditors to conduct the annual audit;
         -     to review the proposed scope of the annual audit with management and auditors;
         - to review the non-audit services performed by the independent auditors to ensure that performance of these services does not impair the independence of the auditors;
         - to review with management any examinations made by regulatory authorities and any replies required in connection with these examinations;
         - to review with management the role and scope of the work performed by internal auditors;
         - to review the periodic summary reports of audits performed by the internal auditors; and
         - to advise our Board on any developments which the Audit Committee believes should be considered by our Board.

COMPENSATION COMMITTEE

         The Compensation Committee held three meetings during 1999. Johnston C. Adams, Jr., Wayne H. Pace and Franklin L. Burke are members of the Compensation Committee, with Mr. Adams serving as Chairman. The primary responsibilities of the Compensation Committee are:

         - to review and approve salaries, bonuses and other benefits relating to compensation of our executive officers; and
         - to approve awards under the 1996 Stock Option Plan, the 1998 Omnibus Stock Incentive Plan and any other benefit plan which may exist.

NOMINATING COMMITTEE

         The Nominating Committee met four times in 1999. Franklin L. Burke, C. Martin Wood, III, Robert P. Crozer and Dr. Melvin T. Stith are members of the Nominating Committee, with Mr. Burke serving as Chairman. The Nominating Committee has the responsibility and authority to recommend to our Board:

         -     nominees for election to our Board;
         -     candidates for membership on the various committees of our Board;
               and
         - in the event of a vacancy in the office of Chief Executive Officer, a successor Chief Executive Officer.

         The Nominating Committee will consider recommendations for director nominees made by our stockholders. Recommendations for next year's annual meeting must be made in writing to Thomas E. O'Neill, Senior Vice President, Secretary and General Counsel, not less than 60 days or more than 90 days prior to the meeting, and must state the name, age, address, principal occupation, background and qualifications of the person recommended as well as the name and address of the stockholder, class and number of shares owned by the stockholder and a representation that the stockholder intends to appear in person or by proxy at the annual meeting to nominate the person recommended.

COMPENSATION OF DIRECTORS

         None of our directors who are also employees of Keebler or Flowers Industries, Inc. received remuneration for serving as a director in 1999. The remaining directors in 1999 received an annual retainer of $24,000 and a fee of $1,000 per meeting. In addition, each Committee Chairman received a $3,000 retainer.

DIRECTOR'S EQUITY INCENTIVE PLAN

         We maintain a Non-Employee Director Stock Plan (the "Directors' Plan") pursuant to which options for a maximum of 300,000 shares of common stock may be awarded. The participants in the Directors' Plan are non-employee directors. Options granted under the Directors' Plan are exercisable at a price per share not less than the fair market value of the common stock at the date of the grant. In 1999, an aggregate of 7,500 options were granted by the Board under the Directors' Plan. The exercise price for the options granted in 1999 pursuant to the Directors' Plan was $30.75.

                                    OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 3, 2000 (except as indicated below) by:

               - all persons known by us to own beneficially 5% or more of our common stock;
               -      each of our directors;
               - the Chief Executive Officer and certain other executive officers; and
               -      all directors and executive officers as a group.

         Unless otherwise indicated, each of the stockholders listed below has sole voting and investment power with respect to the shares of common stock beneficially owned by such stockholder.

                                                                         NUMBER OF SHARES
                                                                          OF COMMON STOCK        PERCENTAGE OF COMMON
                                                                      OWNED BENEFICIALLY (1)           STOCK (1)
                                                                      ----------------------           ---------
Flowers Industries, Inc. (2)......................................            46,197,466                  55.0%
  1919 Flowers Circle
  Thomasville, Georgia 31757
FMR Corp. (3).....................................................            12,419,732                  14.8%
  82 Devonshire Street
  Boston, Massachusetts 02109
Sam K. Reed (4)...................................................             1,752,008                   2.1%
David B. Vermylen (5).............................................               391,844                     *
E. Nichol McCully (6).............................................               314,097                     *
Jack M. Lotker (7)................................................               283,284                     *
James T. Willard (8)..............................................               183,284                     *
Robert P. Crozer (9)..............................................                10,000                     *
Johnston C. Adams, Jr. (10) (11)..................................                 9,950                     *
Franklin L. Burke (10) (12).......................................                10,550                     *
Wayne H. Pace (10)................................................                 9,550                     *
Dr. Melvin T. Stith (10)..........................................                 8,550                     *
G. Anthony Campbell (9)...........................................                 2,004                     *
Amos R. McMullian (9).............................................                 2,000                     *
C. Martin Wood, III (9) (13)......................................                 3,050                     *
Jimmy M. Woodward (14)............................................                 2,000                     *
All directors and executive officers as a group
(consisting of 18 persons) (15)...................................             3,471,240                   4.1%

--------------------
*        Less than 1%

(1) Shares beneficially owned and percentage of ownership are based on 84,019,943 shares of outstanding common stock and exercisable stock options as of April 3, 2000.
(2)      We have been informed by Flowers Industries, Inc. in a report on
         Schedule 13G filed February 2000, that of the shares reported as beneficially owned, they exercise (a) sole power to vote 46,197,466 shares, (b) shared power to vote 0 shares, (c) sole power to dispose of 46,197,466 shares and (d) shared power to dispose of 0 shares. Flowers Industries, Inc. is currently subject to the periodic reporting and other information requirements of the Securities and Exchange Act of 1934. Flowers Industries' common stock is listed on the New York Stock Exchange.
(3) We have been informed by FMR Corp in a report on Schedule 13G filed February 2000, that of the shares reported as beneficially owned by FMR Corp., they exercise (a) sole power to vote 1,086,428 shares, (b) shared power to vote 0 shares, (c) sole power to dispose of 12,419,732 shares and (d) shared power to dispose of 0 shares. With respect to shares which FMR does not have sole power to vote, such power is held by a Board of Trustees, institutional accounts and other investment companies. They report that virtually all of the accounts under their management involve outside persons who have the right to receive, or direct the receipt of, dividends from, or proceeds from the sale of, the shares reported.

(4)      Mr. Reed's shares and options are held by The Sam K. Reed and Victoria
         P. Reed January 19, 1995 Inter Vivos Trust of which Mr. Reed and his wife are trustees. Includes 1,178,758 shares subject to stock options that are currently exercisable; excludes 360,806 shares subject to stock options that are not exercisable within 60 days.
(5) Mr. Vermylen's shares and options are held by the David B. Vermylen Declaration of Trust dated August 22, 1997 of which Mr. Vermylen is trustee. Includes 291,526 shares subject to stock options that are currently exercisable; excludes 117,655 shares subject to stock options that are not exercisable within 60 days.
(6) Includes 253,779 shares subject to stock options that are currently exercisable; excludes 112,077 shares subject to stock options that are not exercisable within 60 days.
(7) Includes 283,284 shares subject to stock options that are currently exercisable; excludes 100,922 shares subject to stock options that are not exercisable within 60 days.
(8) Mr. Willard's shares and options are held by the James T. Willard Living Trust dated October 14, 1998 of which Mr. Willard and his wife are co-trustees. Includes 183,284 shares subject to stock options that are currently exercisable; excludes 100,922 shares subject to stock options that are not exercisable within 60 days.
(9)      A director and executive officer of Flowers Industries, Inc.
(10) Includes 8,550 shares subject to stock options that are currently exercisable.
(11) Of the total shares held by Mr. Adams, 300 are held by the Palmer Scott Adams Trust, 300 are held by the Alexandra Power Adams Trust and 300 are held by the Tucker Kirk Adams Trust.
(12) A director of Flowers Industries, Inc. Of the total shares held by Mr. Burke, 1,000 are held by Mr. Burke's wife and 1,000 shares are held by the Franklin L. Burke IRA.
(13) Includes 1,050 shares subject to stock options that are currently exercisable.
(14)     An executive officer of Flowers Industries, Inc.
(15) Includes 2,632,564 shares subject to stock options that are currently exercisable; excludes 973,572 shares subject to stock options that are not exercisable within 60 days.

------------------

                          COMPENSATION COMMITTEE REPORT

         REGARDLESS OF ANYTHING SET FORTH IN ANY PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH WHICH FOLLOWS SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE.

INTRODUCTION

         Our Compensation Committee determines the salaries and other entitlements of the executive officers and designs all of our compensation programs and policies. The Compensation Committee is currently composed of three members: Johnston C. Adams, Jr., Wayne H. Pace and Franklin L. Burke.

EXECUTIVE COMPENSATION POLICY

         The objectives of our compensation policies are to:

         -     optimize profitability and growth;
         -     link the interests of management with those of stockholders;
         - provide management with incentive for excellence in individual performance;
         -     promote teamwork among managers; and
         - attract and retain highly qualified and effective officers, key employees and directors.

The Compensation Committee targets total remuneration (i.e., base salary, annual incentives and long-term incentives) of our senior executives in the third quartile of our peer group in return for comparable performance. A discussion of each component of executive compensation follows.

BASE SALARY

         Base salaries for our executive officers are established at levels considered appropriate in light of the duties and scope of responsibilities of each officer's position. In this regard, the Compensation Committee considers the compensation practices and corporate financial performance of similarly situated companies based on research provided by independent consultants. The Compensation Committee focuses primarily on total compensation, including incentive awards, rather than base salary alone, as the appropriate measure of executive officer remuneration.

ANNUAL INCENTIVES

         Our key managers, including the executive officers, are eligible to receive an annual award under the 2000 Keebler Management Incentive Program (the "2000 Incentive Program"). Under the 2000 Incentive Program, individual percentage-of-pay targets are established based on position level with the objective of directly relating a significant portion of executive officer compensation to the performance of Keebler. Payments under the 2000 Incentive Program can vary from zero to 160% of the individual's base salary based upon achieving net-income targets and personal performance. Additional detail regarding the 2000 Incentive Program is described in "2000 Keebler Incentive Program."

STOCK-BASED INCENTIVES

         We believe that stock-based, long-term incentive plans align the interests of management and stockholders. The executive officers participate in the 1996 Stock Option Plan discussed in "1996 Stock Option Plan" and the 1998 Stock Option Plan discussed in "1998 Omnibus Stock Incentive Plan." No options were granted to executive officers in fiscal 1999 under the 1996 Stock Option Plan or the 1998 Stock Option Plan.

CHIEF EXECUTIVE OFFICER COMPENSATION

         In accordance with the terms of his employment agreement, Mr. Reed received a base salary in the amount of $775,000 for his services rendered during the fiscal year ending January 1, 2000. Detailed compensation disclosure and a discussion of the factors used to determine compensation contained in Mr. Reed's employment agreement is described in "Executive Compensation -- Summary Compensation Table" and "Executive Compensation -- Employment and Other Agreements."

TAX TREATMENT OF EXECUTIVE COMPENSATION

         As one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to Keebler and to the executives of the various payments and benefits. Generally, the Compensation Committee intends to comply with the requirements of Section 162(m) of the Internal Revenue Code with respect to annual and long-term incentives in order to avoid losing the tax deduction for non-performance based compensation in excess of $1,000,000 paid to one or more of the named executive officers appearing in the Summary Compensation Table. The Compensation Committee may, however, determine that it is necessary to exceed the limitation on deductibility under Section 162(m) to insure executive officers are compensated in a manner consistent with the best interests of our stockholders.


                             COMPENSATION COMMITTEE

                        Johnston C. Adams, Jr. - Chairman
                                Franklin L. Burke
                                  Wayne H. Pace

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth annual and long-term compensation for our top five executive officers in the fiscal years ended January 1, 2000, January 2, 1999 and January 3, 1998, as well as certain other compensation information for such executive officers during the fiscal periods indicated.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM COMPENSATION
                                                                               ----------------------
                                       ANNUAL COMPENSATION                    AWARDS
                                       -------------------                    ------

                                                                            SECURITIES
                                                                OTHER       UNDERLYING         ALL
          NAME AND                                              ANNUAL       OPTIONS/         OTHER
     PRINCIPAL POSITIONS      YEAR   SALARY(1)        BONUS  COMPENSATION    SARS (#)      COMPENSATION
     -------------------      ----   ---------        -----  ------------    --------      ------------
Sam K. Reed................   1999    $775,000     $1,309,750    (2)               --        $59,436(3)
  President and Chief         1998    $700,000     $1,183,000    (2)          249,750         $4,800(8)
  Executive Officer           1997    $650,000     $1,098,500    (2)               --         $4,750(8)

David B. Vermylen..........   1999    $370,000       $444,000    (2)               --        $25,692(4)
  President - Keebler Brands  1998    $355,000       $461,500    (2)          108,225         $4,800(8)
                              1997    $341,302       $355,000    (2)               --         $4,750(8)

E. Nichol McCully..........   1999    $325,000       $390,000    (2)               --        $22,059(5)
  Senior Vice President       1998    $300,000       $390,000    (2)           99,900         $4,800(8)
  and Chief Financial Officer 1997    $270,010       $280,800    (2)               --         $4,750(8)

Jack M. Lotker.............   1999    $280,000       $252,000    (2)               --        $15,567(6)
   President - Specialty      1998    $270,000       $216,000    (2)           83,250         $4,800(8)
   Products                   1997    $260,000       $187,200    (2)               --         $4,750(8)

James T. Willard...........   1999    $318,000       $413,400    (2)               --        $19,395(7)
   Senior Vice President -    1998    $305,000       $305,000    (2)           83,250         $4,800(8)
   Operations                 1997    $294,008       $211,700    (2)               --         $4,750(8)

---------------
(1) Amounts listed for the named executive officers are annual base salaries, including amounts to be deferred in accordance with any deferred salary option plan of Keebler.
(2) Perquisites and other personal benefits, securities or property in the aggregate do not exceed the threshold reporting level of the lesser of $50,000 or 10% of total salary and bonus reported for the named executive officers.
(3) Represents company matching contributions of (i) $4,800 under the Keebler Foods Company Salaried Savings Plan and (ii) $54,636 under the Deferred Compensation Plan. Vesting occurs 20% per year over five years, based on years of service.
(4) Represents company matching contributions of (i) $4,800 under the Keebler Foods Company Salaried Savings Plan and (ii) $20,892 under the Deferred Compensation Plan. Vesting occurs 20% per year over five years, based on years of service.
(5) Represents company matching contributions of (i) $4,800 under the Keebler Foods Company Salaried Savings Plan and (ii) $17,259 under the Deferred Compensation Plan. Vesting occurs 20% per year over five years, based on years of service.
(6) Represents company matching contributions of (i) $4,800 under the Keebler Foods Company Salaried Savings Plan and (ii) $10,767 under the Deferred Compensation Plan. Vesting occurs 20% per year over five years, based on years of service.
(7) Represents company matching contributions of (i) $4,800 under the Keebler Foods Company Salaried Savings Plan and (ii) $14,595 under the Deferred Compensation Plan. Vesting occurs 20% per year over five years, based on years of service.
(8) Represents company matching contributions to the named executive officers' accounts in the Keebler Foods Company Salaried Savings Plan. Vesting occurs 20% per year over five years, based on years of service.

OPTION GRANTS AND EXERCISES IN LAST FISCAL YEAR

         No stock options were granted to any of our named executive officers during the fiscal year ended January 1, 2000.

         The following table indicates the value of stock options exercised during the fiscal year ended January 1, 2000 and the value of unexercised stock options held as of January 1, 2000 by each of the named executive officers.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                                                  NUMBER OF SECURITIES
                                                                       UNDERLYING             VALUE OF UNEXERCISED
                                    SHARES                       UNEXERCISED OPTIONS AT       IN-THE-MONEY OPTIONS
                                   ACQUIRED        VALUE            JANUARY 1, 2000           AT JANUARY 1, 2000(1)
                                 ON EXERCISE      REALIZED          ---------------           ---------------------
             NAME                     (#)           ($)        EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
             ----                 ----------   -------------   -------------------------    -------------------------
Sam K. Reed...................        --             --             1,178,757/360,806        $29,266,901/$5,795,034
David B. Vermylen.............        --             --               291,526/117,655        $ 6,896,919/$1,490,233
E. Nichol McCully.............        --             --               253,779/112,077        $ 5,962,113/$1,467,224
Jack M. Lotker................        --             --               283,284/100,922        $ 6,862,921/$1,421,209
James T. Willard..............        --             --               283,284/100,922        $ 6,862,921/$1,421,209

------------------
(1) Based on the year-end closing market price of Keebler's common stock ($28.125 per share).


PENSION PLAN AND BENEFITS

         Our principal non-contributory defined benefit plan covers qualifying salaried and certain hourly-paid employees who have completed twelve months of service. Our top five executive officers participate in this plan on the same basis as do approximately 10,600 other eligible participants. Benefit amounts are based on years of service and average monthly compensation for the five highest consecutive years out of the last fifteen years of employment for salaried employees and some hourly employees. Certain hourly groups can have different benefit schedules than salaried participants. The following table illustrates the estimated annual benefits to be paid upon normal retirement at age 65 to individuals in specified compensation and years of service classifications. The table does not reflect benefit limitations contained in the Internal Revenue Code. Pursuant to a separate plan, supplemental payments in excess of those limitations will be made to participants in order to maintain benefits upon retirement at the levels provided under the defined benefit plan's formula. In addition to the plans noted above, Keebler also maintains an unfunded supplemental retirement plan for certain former executives. No current named executive officers are covered by the supplemental plan.

                                 PENSION TABLE

                                                         ESTIMATED ANNUAL NORMAL RETIREMENT BENEFITS
                                   ---------------------------------------------------------------------------------------
                                                          YEARS OF SERVICE AT NORMAL RETIREMENT (1)
COMPENSATION (2)                      10           15           20            25            30           35         40
----------------                   --------     --------    ----------     ---------     ---------   ---------   ---------
$  400,000...............           $58,000     $ 87,000     $ 116,000      $145,000     $ 173,000   $ 202,000   $ 231,000
    600,000 .............            88,000      132,000       176,000       220,000       263,000     307,000     351,000
    800,000 .............           118,000      177,000       236,000       295,000       353,000     412,000     471,000
 1,000,000...............           148,000      222,000       296,000       370,000       443,000     517,000     591,000
 1,200,000...............           178,000      267,000       356,000       445,000       533,000     622,000     711,000
 1,400,000...............           208,000      312,000       416,000       520,000       623,000     727,000     831,000
 1,600,000...............           238,000      357,000       476,000       595,000       713,000     832,000     951,000
 1,800,000...............           268,000      402,000       536,000       670,000       803,000     937,000   1,071,000
 2,000,000...............           298,000      447,000       596,000       745,000       893,000   1,042,000   1,191,000
 2,200,000...............           338,000      492,000       656,000       820,000       983,000   1,147,000   1,311,000

------------------
(1) Years of service as of January 1, 2000 for the named executive officers were as follows: Mr. Reed, Mr. Vermylen, Mr. McCully and Mr. Lotker, approximately 4.0 years, and Mr. Willard, approximately 3.5 years. In addition, a separate agreement between Mr. Willard and Keebler provides a minimum level of benefit to Mr. Willard based on what he could have been entitled to under his previous employment.
(2) Compensation includes all amounts shown under the columns entitled "Annual Compensation" in the Summary Compensation Table.

         At age 65, it is estimated that under the plans Mr. Reed will have 16 years of service, Mr. Vermylen will have 19.75 years of service, Mr. McCully will have 23.5 years of service, Mr. Lotker will have 12 years of service and Mr. Willard will have 9 years of service.

1996 STOCK OPTION PLAN

         Pursuant to the 1996 Stock Option Plan, certain management employees are eligible to receive awards of stock options. The Compensation Committee administers the 1996 Stock Option Plan. Subject to the terms of the 1996 Stock Option Plan, the Compensation Committee selects the management employees eligible to receive awards under the 1996 Stock Option Plan, determines the size of awards granted and administers and interprets the plan.

         Employees have been awarded options to purchase 6,762,376 shares of common stock, net of forfeitures, under the 1996 Stock Option Plan pursuant to Non-Qualified Stock Option Agreements (the "1996 Option Agreements"). Up to 2,821,250 additional shares of common stock are reserved for issuance under the 1996 Stock Option Plan. In 1999, no options were granted pursuant to the 1996 Stock Option Plan. Keebler intends that any additional options granted under the 1996 Stock Option Plan are exercisable at a price per share not less than the fair market value of the common stock at the date of the grant. The exercise price of options granted under the 1996 Stock Option Plan range from $1.74 to $5.23. The 1996 Option Agreements provide for options that vest based on the period of employment and options that vest based on the attainment of specified performance objectives ("Performance Options"). In 1998, the 1996 Option Agreements were amended to provide that: (i) options that would have vested in fiscal 1998 vested on the last day of fiscal 1997, subject, in the case of Performance Options, to the satisfaction of the performance criteria applicable for fiscal 1997; (ii) one-half of the options that would have vested in fiscal 1999 vested on the last day of fiscal 1998, subject, in the case of Performance Options, to the satisfaction of the performance criteria applicable for fiscal 1998; (iii) one-half of the options that would have vested in fiscal 1999 vested on the last day of fiscal 1999, subject, in the case of Performance Options, to the satisfaction of the performance criteria applicable to such year, and (iv) options that vest in fiscal 2000 will remain unchanged.

1998 OMNIBUS STOCK INCENTIVE PLAN

         Pursuant to the 1998 Omnibus Stock Incentive Plan (the "1998 Stock Incentive Plan") certain management employees are eligible to receive awards of stock options, performance shares, restricted stock, stock appreciation rights or other stock-based awards. Up to 6,500,000 shares of common stock are reserved for issuance under the 1998 Stock Incentive Plan of which options to purchase 2,862,236 shares have been awarded, net of forfeitures. The Compensation Committee administers the 1998 Stock Incentive Plan. The Compensation Committee selects the employees eligible to receive awards under the 1998 Stock Incentive Plan, determines the size of the awards granted thereunder and administers and interprets the plan. In 1999, 146,600 options, net of forfeitures, were granted pursuant to the 1998 Omnibus Stock Incentive Plan. Options granted under the 1998 Stock Incentive Plan are exercisable at a price per share not less than the fair market value of the common stock at the date of the grant. The exercise price of options granted under the 1998 Stock Incentive Plan in 1999 ranged from $27.72 to $39.25.

DEFERRED COMPENSATION PLAN

         Effective January 1, 1999, we adopted a deferred compensation plan (the "Deferred Compensation Plan") for certain eligible management and highly compensated employees. The Deferred Compensation Plan is intended to provide eligible employees with benefits in excess of those that can be provided under Keebler's Salaried Savings Plan (the "Savings Plan") because of Internal Revenue Code limits. Each year participants may defer up to 15% of base salary and bonus under the Deferred Compensation Plan, reduced by the amount of salary and bonus that is deferred by the participant under the Savings Plan for such year. In addition, participants may be credited with matching amounts of up to

50% of the amount of salary and bonus deferred under the Deferred Compensation Plan and Savings Plan that is not in excess of 6% of such compensation, reduced by matching contributions under the Savings Plan. The rate of matching amounts for any year will be determined based on our profitability, in the same manner that the rate of matching contribution for the year is determined under the Savings Plan. Matching amounts become vested in accordance with the same rules as apply to the vesting of matching contributions under the Savings Plan and become 100% vested in the case of death, disability or retirement or upon a change in control of the Company. Distributions from the Deferred Compensation Plan are made following the participant's termination of employment in a lump sum payment or in substantially equal annual installments for up to three years, as elected by the participant at least 12 months prior to the distribution date.

2000 KEEBLER INCENTIVE PROGRAM

         Under the 2000 Keebler Incentive Program (the "2000 Incentive Program"), certain management and professional employees are eligible to receive incentive bonuses based on individual performance and Keebler's results of operations. The 2000 Incentive Program specifies a minimum, maximum and target award level based on achievement of our financial performance goals. The 2000 Incentive Program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee and the President and Chief Executive Officer approve incentive awards under the 2000 Incentive Program annually. Cash bonuses, if any, are paid annually in the first quarter of each fiscal year.

EMPLOYMENT AND OTHER AGREEMENTS

         Keebler has entered into an employment agreement with Mr. Reed which provides for Mr. Reed's continued employment as President and Chief Executive Officer, and continued service as a director. Mr. Reed's employment agreement has severance terms identical to those for the seven executive officers named below. Additionally, the agreement provides that Mr. Reed's cash compensation and future participation in management incentive and option plans will be set by the Compensation Committee, and will be based on the compensation of other chief executive officers of branded food companies comparable to Keebler. The Compensation Committee is responsible for maintaining an employment package for Mr. Reed which ranks in the third highest quartile for chief executives of such companies but in no event will his cash compensation be less than its current levels. Mr. Reed's employment agreement will terminate according to the provisions for termination of the Employment and Severance Agreements described below.

         Seven other executive officers of Keebler are parties to a termination of employment and change of control agreement (the "Employment and Severance Agreements"). Each such Employment and Severance Agreement provides for the continuing employment of the executive for three years on terms and conditions no less favorable than those in effect before our initial public offering in February 1998. If we terminate the executive's employment without "cause" or if the executive terminates his own employment for "good reason" (each as defined in the Employment and Severance Agreements), at any time during the term, the executive is entitled to receive continued benefits equal to the remainder of the term of the Employment and Severance Agreement, but in no event less than 12 months or, if such termination occurs within two years after a "change of control" (as defined in the Employment and Severance Agreements), in no event less than 24 months. The Employment and Severance Agreements also provide that in the event of (i) the death, normal retirement or disability of the participant or (ii) termination of the executive's employment with Keebler without "cause" or for "good reason" (each as defined in the Employment and Severance Agreement), all remaining unvested options under the 1996 Stock Option Plan will immediately vest with the employee. Each Employment and Severance Agreement also provides that at our option, the employee may not compete for a period of up to one year following termination, but if termination is without "cause" or the employee terminates his own employment for "good reason," we must continue to pay the employee's annual compensation during such period, counting the payments above. Except for our obligations to make payments to the executive upon a change of control, all obligations under the Employment and Severance Agreements terminate in February, 2001, including the non-competition agreement of the executive.

         Approximately twenty other executives are the beneficiaries of a company policy (a "Change of Control Policy"). Such Change of Control Policy provides that if the employee is terminated within two years after a "change of control", if termination is without "cause" or if the employee terminates his own employment for "good reason," the employee will be entitled to receive continued benefits equal to such employee's annual compensation (including bonus) and continuation of certain benefits for 12 months. Further, such Change of Control Policy provides that regardless of a "change of control," in the event of (i) death, normal retirement or disability of the executive or (ii) termination of such executive's employment with us without "cause" or for "good reason," all remaining unvested options under the 1996 Stock Option Plan will immediately vest with the employee.

         The above-referenced executives and Mr. Reed are parties to a liquidity arrangement with Keebler and Flowers Industries. The arrangement provides that Keebler or Flowers Industries has a right of first refusal to purchase any shares of common stock a member of management wishes to sell. Keebler or Flowers Industries must exercise such right by the end of the next succeeding business day following receipt of notice of such sale. The purchase price for the shares will be the average of the closing price of the common stock on the date notice was delivered to Keebler and the closing price on the next succeeding business day on which Keebler or Flowers Industries has to elect to purchase the shares. If Keebler or Flowers Industries does not elect to purchase the shares of common stock, the selling executive may sell such shares at any time during the next 30 days.

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

         Johnston C. Adams, Jr., Wayne H. Pace and Franklin L. Burke are members of our Compensation Committee. No member of the Compensation Committee was, during the fiscal year ended January 1, 2000, an officer, former officer or employee of Keebler or any of its subsidiaries. None of our executive officers served as a member of:

         - the compensation committee of another entity in which one of the executive officers of such entity served on our Compensation Committee;
         - the board of directors of another entity, one of whose executive officers served on our Compensation Committee; or
         - the compensation committee of another entity in which one of the executive officers of such entity served as a member of our Board.

                                PERFORMANCE GRAPH

         The following graph compares the cumulative total stockholder return of Keebler from February 3, 1998, the date of our initial public offering, through December 31, 1999, the S&P 500, and a peer group of food companies selected by Standard and Poor's for purposes of the comparison as more fully described below. The graph assumes an investment of $100 on February 3, 1998 in our common stock, in the stocks comprising the S&P 500 Index, and in the stocks comprising the S&P Foods Index.

                              [PERFORMANCE GRAPH]

------------------------------------------------------------------------------------------------------
                                                 PERIOD ENDING
------------------------------------------------------------------------------------------------------
INDEX           2/3/98   3/31/98   6/30/98   9/30/98   12/31/98  3/31/99   6/30/99  9/30/99   12/31/99
------------------------------------------------------------------------------------------------------
Keebler Foods
Company         100.00    108.84     99.77     94.33     136.53   132.43    110.66   108.39     102.04
------------------------------------------------------------------------------------------------------
S&P Foods
Index (1)       100.00    109.14    109.31     95.70     108.86    93.49     96.69    90.14      83.76
------------------------------------------------------------------------------------------------------

S&P 500         100.00    109.52    112.70    101.09     122.21   127.87    136.45   127.51     146.05
------------------------------------------------------------------------------------------------------

(1) Consists of Bestfoods, Campbell Soup Company, ConAgra, Inc., General Mills, Inc., H.J. Heinz Company, Hershey Foods Corporation, Kellogg Company, Nabisco Group Holdings Corporation, The Quaker Oats Company, Ralston Purina Company, Sara Lee Corporation, Unilever N.V. and Wm. Wrigley Jr. Company.

                       APPOINTMENT OF INDEPENDENT AUDITORS


                                (PROPOSAL NO. 2)

         Our Board, upon the recommendation of our Audit Committee, has appointed PricewaterhouseCoopers LLP as our independent auditors for the current year ending December 30, 2000. A proposal will be presented at the meeting to approve the appointment of PricewaterhouseCoopers LLP as our independent auditors for the 2000 fiscal year. If the stockholders fail to ratify such selection by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting, other independent auditors will be considered by our Board upon the recommendation of the Audit Committee. We have been advised that a representative of PricewaterhouseCoopers LLP will be present at the meeting, will be available to respond to appropriate questions, and will be given an opportunity to make a statement if he or she so desires.



                                 RECOMMENDATION

               YOUR BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE
        APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS
                                    FOR 2000.

                                  OTHER MATTERS

         We know of no other matters to be submitted to the stockholders at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with the judgments of the persons voting the proxies.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based on our review of reports filed with the Securities and Exchange Commission by our directors and executive officers and by beneficial owners of 10% or more of our shares, and based on written representations received from these same persons, we believe that all reports required under Section 16(a) of the Securities Exchange Act were timely made except that Dr. Stith's initial statement of ownership on Form 3 was timely delivered to the Securities and Exchange Commission, but was initially rejected due to an administrative error. The report was promptly re-filed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Keebler maintains certain arms-length relationships with Flowers Bakeries, Inc. and Mrs. Smith's Bakeries, Inc., other subsidiaries of our majority-owned shareholder, Flowers Industries, Inc., who have purchased product from Keebler for use in their own manufacturing processes totaling approximately $1.7 million and $0.9 million in 1999 and 1998, respectively.

STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING OF STOCKHOLDERS

         Stockholders who intend to present proposals at the 2001 Annual Meeting of Stockholders pursuant to Securities and Exchange Commission Rule 14a-8 must send notice of their proposal to us so that we receive it no later than December 15, 2000. Stockholders who intend to present proposals at an annual meeting other than pursuant to Rule 14a-8 must comply with the notice provisions in our by-laws. These notice provisions require that, for a proposal to be properly brought before the 2001 Annual Meeting of Stockholders, proper notice of the proposal be received by us no sooner than November 15, 2000 and no later than December 15, 2000. Stockholder proposals should be addressed to Thomas E. O'Neill, Senior Vice President, Secretary and General Counsel, Keebler Foods Company, 677 Larch Avenue, Elmhurst, Illinois 60126. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy relating to the 2001 Annual Meeting of Stockholders any proposal which may be omitted from our proxy materials pursuant to the applicable regulations of the Securities and Exchange Commission in effect at the time such proposal is received.

STOCKHOLDER LIST

         A stockholder list will be available for your examination during normal business hours at 677 Larch Avenue, Elmhurst, Illinois 60126, at least ten days prior to the meeting and at the meeting.

REVOCATION OF PROXY

         You may revoke the enclosed proxy by filing a written notice of revocation with us, by providing a later executed proxy or by attending the meeting, requesting a ballot and voting in person.

         UPON WRITTEN REQUEST BY ANY STOCKHOLDER ENTITLED TO VOTE AT THE MEETING, WE WILL FURNISH, WITHOUT CHARGE, A COPY OF THE FORM 10-K ANNUAL REPORT FOR 1999 WHICH WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES. IF THE PERSON REQUESTING THE REPORT WAS NOT A STOCKHOLDER OF RECORD ON APRIL 3, 2000, THE REQUEST MUST CONTAIN A GOOD FAITH REPRESENTATION THAT HE OR SHE WAS A BENEFICIAL OWNER OF OUR COMMON STOCK AT THE CLOSE OF BUSINESS ON THAT DATE. REQUESTS SHOULD BE ADDRESSED TO THOMAS E. O'NEILL, SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL, KEEBLER FOODS COMPANY, 677 LARCH AVENUE, ELMHURST, ILLINOIS 60126.


                                   BY ORDER OF THE BOARD OF DIRECTORS


                                   /s/ Thomas E. O'Neill

                                   Thomas E. O'Neill
                                   Senior Vice President, Secretary
                                   and General Counsel

                                 FORM OF PROXY

PROXY                                                                      PROXY

                             KEEBLER FOODS COMPANY
      PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 23, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas E. O'Neill, E. Nichol McCully, James T. Spear, and each of them, as proxies with full power of substitution to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock, par value $0.01 per share, of Keebler Foods Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 23, 2000 at 9:00 a.m. Central Daylight Time, at Keebler Corporate Offices, 677 Larch Avenue, Elmhurst, Illinois 60126 and at any adjournments thereof and, in such proxies' discretion, to vote upon such other business as may properly come before the meeting, all as more fully set forth in the Proxy Statement related to such meeting, receipt of which is hereby acknowledged.

                                                   Comments/Change of Address:

                                                   ----------------------------

                                                   ----------------------------

                                                   ----------------------------
                                                    (Please see Reverse Side)

                                             KEEBLER FOODS COMPANY
                 PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.    /  /

              REVERSE SIDE OF PROXY
1.     Election of three Directors                           For All      Withhold       For All
       for a term of three years each                            /  /      All /  /       Except* /  /
       Nominees:   01-Franklin L. Burke
                   02-C. Martin Wood, III
                   03-Jimmy M. Woodward


       ----------------------------------------
       (vote withheld for the Nominee(s) written above.)     For /  /     Against /  /    Abstain /  /


2.     To approve the appointment of PricewaterhouseCoopers          NOTE ADDRESS CHANGE-OVER [ ]
       LLP as independent auditors of the Company for the
       fiscal year ended December 30, 2000.                  NOTE: Please sign exactly as name appears hereon.
                                                             Joint owners should each sign. When signing as
                                                             attorney, executor, administrator, trustee or
                                                             guardian, please give full title as such. If a
                                                             corporation, please sign in full corporate name by
                                                             the president or other authorized officer. If a
                                                             partnership, please sign in partnership name by an
                                                             authorized person.

                                                             Dated               , 2000
                                                                   --------------
                                                             Signature(s)
                                                                         ------------------------------

                                                             ------------------------------------------

                                                             The signer hereby revoked all proxies
                                                             heretofore given by the signer to vote at
                                                             said meeting or any adjournment thereof







                             FOLD AND DETACH HERE

                            YOUR VOTE IS IMPORTANT.
          PLEASE VOTE, SIGN AND RETURN THIS PROXY FORM PROMPTLY USING
                       THE ENCLOSED POSTAGE-PAID ENVELOPE.